UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 7, 2004

PLASTIPAK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Michigan	333-73552	52-2186087

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

41605 Ann Arbor Road, Plymouth, Michigan 48170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (734) 455-3600

9135 General Court, Plymouth, Michigan 48170

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.

     Clean Tech Slovakia sro, a wholly owned subsidiary of Clean Tech Inc., which in turn is a wholly owned subsidiary of the Registrant, entered into an agreement on October 7, 2004, with the Municipality of Kechnec, Slovakia, to purchase approximately 22 acres of land in the Kechnec Industrial Park, located approximately 10 miles outside the city of Kosice, conditioned upon delivery of acceptable title. Through subsidiaries, the Registrant presently contemplates construction of a facility that could recycle HDPE and PET plastic containers and manufacture preforms. Provided there is continued favorable market analysis, it is expected that construction of a facility would commence in 6-8 months and that our projected investment would be in excess of $20 Million. We also project employment of approximately 100 employees.

     Also on October 7, 2004, Clean Tech Slovakia sro received written notice from the Recycling Fund, a business development arm of the federal government of Slovakia, of its award of 100 million Slovak Crowns, approximately US$3 million, to be used in accordance with Clean Tech Slovakia sro’s application to the Recycling Fund for its projects in Slovakia.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Plastipak Holdings, Inc.
Dated: October 12, 2004	By:	/s/ Michael J. Plotzke
Michael J. Plotzke
Treasurer and Chief Financial Officer